UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2019

LINDE PLC
(Exact name of registrant as specified in its charter)

Ireland	001-38730				98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)				(I.R.S. Employer Identification No.)

The Priestley Centre
10 Priestley Road,
Surrey Research Park,
	Guildford,		Surrey	GU2 7XY
United Kingdom
(Address of principal executive offices) (Zip Code)
	+44	14	83 242200
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure

Linde plc (“the Company”) was formed in accordance with the requirements of the business combination agreement, dated as of June 1, 2017, as amended (the “Business Combination Agreement”), pursuant to which, among other things, Praxair, Inc., a Delaware corporation (“Praxair”), and Linde Aktiengesellschaft, a stock corporation incorporated under the laws of Germany (“Linde AG”), agreed to combine their respective businesses through an all-stock transaction, and become subsidiaries of the Company.

On October 31, 2018, Praxair and Linde AG combined under the Company, as contemplated by the Business Combination Agreement (the “Business Combination”). Pursuant to the Business Combination Agreement, (i) Praxair became an indirect wholly-owned subsidiary of the Company through the merger of Zamalight Subco, Inc., an indirect wholly-owned Delaware subsidiary of the Company, with and into Praxair (the “Merger”), and (ii) Linde AG became an indirect subsidiary of the Company through an exchange offer by the Company for each issued and outstanding bearer share of Linde AG (the “Exchange Offer”). Under the Exchange Offer, the Company exchanged each Linde AG tendered share for 1.540 ordinary shares of the Company. Each share of Praxair common stock was converted into 1.000 ordinary share of the Company.

In connection with the Business Combination, the Company, Praxair and Linde AG also entered into various transactions to satisfy regulatory requirements, which included merger-related divestitures required by governmental regulatory authorities as a condition of approval for the Merger ("merger-related divestitures").

The following 2018 unaudited pro forma income statement information ("Pro Forma Information") is presented to illustrate the estimated effects of the Business Combination and other transactions presented herein, such as the merger-related divestitures, and includes certain adjustments as noted below. It has been prepared based upon currently available information and assumptions deemed appropriate by management and is not necessarily indicative of what the Company's results of operations actually would have been had the Merger been completed on January 1, 2018. In addition, the unaudited pro forma income statements do not intend to be a projection of the future operating results of the Company. The financial information is presented as if the Merger had been consummated on January 1, 2018 and combines the historical results of Praxair and Linde AG.

Linde plc is furnishing this Current Report on Form 8-K to provide 2018 pro forma and adjusted pro forma information, attached hereto as Exhibit 99.1. The information contained in this report, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to provide the financial community with summary financial information and historical data that is on a basis consistent with how the Company will report current financial information. The information will provide investors with tools that management uses to budget, make operating and strategic decisions and evaluate performance. This financial information should be read in conjunction with the separate historical financial statements and accompanying notes contained in each of the Company's and Praxair's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for the applicable periods filed with the U.S. Securities and Exchange Commission as well as the audited consolidated financial statements and notes thereto of Linde AG, as previously filed as Exhibit 99.3 to the Company’s Form 8-K reporting the completion of the Business Combination on October 31, 2018.

ITEM 9.01. Financial Statements and Exhibits

The following exhibit is furnished herewith pursuant to Item 7.01 hereof:

Exhibit No.	Description
99.1	2018 Linde plc Pro Forma Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

By:	/s/ Kelcey E. Hoyt
Kelcey E. Hoyt
Chief Accounting Officer
Date: September 13, 2019